UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 18, 2015

     HII TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	03-0453686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8588 Katy Freeway, Suite 430, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(713) 821-3157

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.03 Bankruptcy or Receivership.

On September 18, 2015, HII Technologies, Inc. and each of its wholly-owned subsidiaries, Apache Energy Services, LLC, Aqua Handling of Texas, LLC, Hamilton Investment Group, Inc. and Sage Power Solutions, Inc. (collectively, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) for reorganization under Chapter 11 of Title 111 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas Victoria Division (the “Court”).  The Debtors’ have filed a motion with the Court seeking to jointly administer all of the Debtors’ Chapter 11 cases under the caption In re HII Technologies, Inc., et al. The Case No. for HII Technologies’ Bankruptcy Petition is 15-60070.  The Debtors will continue as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Concurrent with the Bankruptcy Petitions, the Debtors jointly filed a Motion For Entry Of Interim And Final Orders (A) Authorizing Use Of Cash Collateral And Granting Adequate Protection To Prepetition Lender and (B) Scheduling A Final Hearing for authority to incur post-bankruptcy indebtedness in the amount of up to $12 million from certain prepetition lenders (consisting of Heartland Bank, an Arkansas state bank (“Heartland”), as administrative agent, and McLarty Capital Partners SBIC, L.P., a Delaware limited partnership (“MCP”) of the Debtor in the following manner (set forth more fully in the Motion):

(a)

authorizing the Debtors to use “cash collateral,” as defined in section 363(a) of the Bankruptcy Code (“Cash Collateral”) and to obtain from MCP, as the administrative and collateral agent, and Heartland and MCP, as lenders (collectively, the “DIP Lenders”) a senior secured superpriority debtor-in-possession term loan facility (the “DIP Facility”) with a commitment in an aggregate principal amount of up to $12 Million (the “Commitment”), comprised of (i) an amount up to $500,000 in respect of new money funding (the “New Money Loan”); (ii) a dollar-for-dollar roll-up as Cash Collateral is used by the Debtors, subject to and in accordance with the approved budget (the “Budget”), attached hereto as Exhibit A, subject to Permitted Variances (as defined below) based on written consent by MCP as the administrative and collateral agent under the DIP Facility under a collateral agreement acting for the DIP Lenders (the “DIP Agent”) from the date of the entry of the interim order (the “Interim Order”) until the date of the entry of the final order (the “Final Order”, and together with the Interim Order, the “DIP Order”); and (iii) a roll-up in the amount of $11.5 million in respect of outstanding loans and obligations under the Prepetition Credit Agreement and Prepetition A/R Agreement (the “Roll-Up Loan”) occurring promptly upon the entry of the Final Order, in accordance with the DIP Facility Term Sheet set forth herein; and

(b)

authorizing the Debtors to execute and deliver the DIP Facility Term Sheet and to perform such other and further acts as may be necessary and appropriate in connection therewith and, on an interim basis, in accordance with the Budget, to use Cash Collateral and to access the DIP Facility, pursuant to the DIP Facility Term Sheet;

(c)

authorizing the Debtors, pursuant to the DIP Facility Term Sheet, to use the DIP Facility, solely in accordance with the Budget”, and not otherwise prohibited under the DIP Facility Term Sheet, (i) for working capital purposes and payment of administrative fees, costs and expenses incurred in the Cases; (ii) to pay all principal, interest, fees, expenses and other amounts payable to the DIP Lenders under the DIP Facility as such amounts become due and payable, as provided hereunder and in the DIP Documentation; and (iii) to repay in full all loans, obligations, and other amounts outstanding under the DIP Loans, Prepetition Credit Agreement and/or Prepetition A/R Agreement;

(d)

entering orders, first at an interim and then at a final hearing, pursuant to sections 364(c)(1), (2), (3) and 364(d) of the Bankruptcy Code, to provide that the obligations of the Debtors to the DIP Lenders under the DIP Facility Term Sheet (the “DIP Obligations”) (i) be granted an allowed superpriority administrative expense claim against each Debtor (the “Superpriority Claim”) pursuant to section 364(c)(1) of the  Bankruptcy Code, having priority over any and all administrative expense claims of any kind asserted against the Debtors, including, but not limited to, the kinds specified in or arising or ordered under sections 105(a), 326, 328, 330, 331, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 552(b), 726(b), 1113 and 1114 of the Bankruptcy Code, subject only to the Carve-Out (as defined in the Motion); (ii) subject only to the Carve-Out, be secured (A) under section 364(d) of the Bankruptcy Code, by valid, fully perfected, unavoidable, priming first-priority security interest in the Collateral (as defined herein); (B) under section 364(c)(2) of the Bankruptcy Code, by valid, fully perfected, unavoidable, first priority, senior security interests in and liens on all of the all of the Collateral; and (C) under section 364(c)(3) of the Bankruptcy Code, by valid, fully perfected, unavoidable, junior priority, security interests in and liens on all of the Debtors’ currently owned and after acquired encumbered property (collectively, the “Post-Petition Liens”);

(e)

granting to the Prepetition Lenders, as adequate protection for any diminution in the value of their collateral resulting from the Debtors’ use of cash collateral, the priming liens in favor of the DIP Obligations, or otherwise, (i) replacement liens on all collateral, subordinate only to the liens in favor of the DIP Obligations and the Carve-Out, (ii) superpriority administrative expense claims junior only to the superpriority administrative expense claims of the DIP Lenders and subject to the Carve-Out, and (iii) payment of fees and expenses of the Prepetition Agent and Prepetition Lenders, which shall be reimbursed in cash on a current basis (collectively, “Prepetition Lenders’ Replacement Liens and Protections”);

(f)

authorizing, with respect to the proceeds of the DIP Facility, the refinancing in full, on the Closing Date (as defined below), of the outstanding principal amount of the Pre-Petition Senior Secured Loans, subject to the reservation of rights of parties in interest under the Interim Order;

(g)

authorizing (i) the DIP Agent to terminate the funding commitments under the DIP Agreement, and (ii) the DIP Agent to terminate the Debtors’ sale, use, or lease of Cash Collateral, each upon the occurrence and continuance of an Event of Default (as defined in the DIP Facility) on the terms specified herein;

(h)

subject to the entry of the Final Order, authorizing the waiver of the Debtors’ right to assert any claims to surcharge the DIP Collateral under section 506(c) of the Bankruptcy Code;

(i)

modifying the automatic stay imposed under section 362 of the Bankruptcy Code to the extent necessary to implement and effectuate the terms and provisions of the DIP Facility, the Interim Order, and, as later applicable, the Final Order; and

(j)

waiving any applicable stay (including under Rule 6004 of the Bankruptcy Rules) and the provision of immediate effectiveness of this Interim Order, and as later applicable, the Final Order;

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation

The filing of the Bankruptcy Petitions described in Item 1.03 above constitutes Bankruptcy Triggering Event under the Certificate of Designation resulting in the holders of the Series B Convertible Preferred Stock have a right to redeem their shares at price equal to the greater of (i) 112% of the amount being redeemed and (ii) the product of (A) the conversion rate in effect at such time multiplied by (B) the product of (1) 112% by (2) the highest closing sale price of the Common Stock during the period beginning on the triggering event and ending on the payment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HII TECHNOLOGIES, INC.

(Registrant)

Date:  September 21, 2015

By:

/s/ Loretta R. Cross

Loretta R. Cross. Chief Restructuring Officer

4